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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):July 26, 2000

                          PowerSource Corporation, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                       001-15071               61-1180504
(State or other jurisdiction of         (Commission          (I.R.S.  Employer
incorporation or organization)          File Number)         Identification No.)

       3660 Wilshire Boulevard, Suite 1104, Los Angeles, California 90010
              (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (213) 383-4443

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Item 5. Other Items.

On April, 11, 2000, the Registrant and Northstar Enterprises, LLC ("Northstar") executed an acquisition agreement ("the Agreement") whereby Northstar acquired control of Registrant in exchange for monetary and other valuable consideration. On July 26, 2000, the Registrant informed Northstar that it would terminate the Agreement because of Northstar's default under the agreement. Under the Agreement, Northstar controlled a majority of the Registrant's issued and outstanding shares of common stock through its ownership of 2,229,597 shares of the Registrant's common stock and the right to exercise the voting power of an additional 11,147,987 shares, which were being held by an escrow agent that was appointed pursuant to the Agreement. The Registrant intends to hold a special meeting of its Board of Directors in the upcoming weeks for the purpose of unwinding the Agreement. Upon formal rescission of the Agreement, the Registrant intends to file with the Securities and Exchange Commission a Form 8K disclosing the termination of the agreement and the change of control of the Registrant to pursuant to the termination.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PowerSource Corporation
                                            (Registrant)


Date: September 3, 2000                     By:    /S/ Douglas Mitchell
                                                   ------------------------
                                            Name:  E. Douglas Mitchell
                                            Title: President